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                                  EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Swisher International, Inc.

Charlotte, North Carolina

         We consent to the incorporation of our report dated May 20, 1998 with respect to the consolidated financial statements of Swisher International, Inc. as of and for the year ended October 31, 1997 and 1996 in the Amendment No. 1 to Annual Report on Form 10-KSB for the fiscal year ended October 31, 1997 of Swisher International, Inc.



                                            /s/ Scharf Pera & Co.
                                            ------------------------------------
                                            Scharf Pera & Co.


July 16, 1998
Charlotte, North Carolina